Exhibit 99.1

         January 23, 2007

         For media inquiries:                   For financial inquiries:
         Katherine Taylor                       Don Wilson
         Investor Relations Manager             Chief Financial Officer
         815-961-7164                           815-961-2721

               AMCORE FINANCIAL, INC. REPORTS 4TH QUARTER EARNINGS
                  (Numbers in Thousands, Except Per Share Data)

                       Results From Continuing Operations

                 4th quarter 2006       YTD 2006       4th quarter 2005       YTD 2005
                 ----------------   ----------------   ----------------   ----------------
Net Revenues          $62,322           $240,547            $59,930           $228,047
Net Income            $12,629            $47,027            $11,990            $47,987
Diluted Shares         24,052             24,562             25,109             25,087
Diluted EPS            $0.53              $1.91              $0.48              $1.91

    ROCKFORD, IL -- AMCORE Financial, Inc. (Nasdaq: AMFI) reported diluted earnings per share from continuing operations of $0.53 for fourth quarter 2006, an 11 percent increase, compared to $0.48 per diluted share in fourth quarter 2005, and a four percent increase from $0.51 in the previous quarter. Net income from continuing operations in the fourth quarter of 2006 was $12.6 million, a five percent increase from $12.0 million in the prior-year period, and a one percent increase from $12.5 million in the previous quarter.

    Full year 2006 diluted earnings per share from continuing operations was $1.91, which was flat compared to 2005, but includes $2.2 million of additional stock-based compensation expense compared to 2005 results. As a result, AMCORE's net income from continuing operations for the full year 2006 decreased $960,000, or two percent, to $47.0 million from $48.0 million in 2005.

    "The financial services industry faced a challenging interest rate environment in 2006, and as a result, AMCORE worked to improve its balance sheet, pricing structures and underwriting disciplines, which are beginning to produce positive results," said Kenneth E. Edge, Chairman, President and CEO of AMCORE. "In addition, continued positive market conditions in our growth markets contributed to solid credit results."

    HIGHLIGHTS
    ----------

     o Average loan balances grew nine percent, or $310 million, compared to fourth quarter 2005.

     o Average bank issued deposits were essentially flat compared to fourth quarter 2005.

     o Average assets increased two percent to $5.4 billion in fourth quarter 2006 compared to $5.3 billion in fourth quarter 2005.

     o The net interest margin decreased 14 basis points to 3.34 percent in fourth quarter 2006 from 3.48 percent in fourth quarter 2005, and increased one basis point compared to third quarter 2006.

     o Non-performing loans increased $2.2 million, or seven percent, from December 31, 2005 and increased $2.3 million, or seven percent, from September 30, 2006.

     o Net charge-offs decreased $1.2 million or 31 percent compared to the same period a year ago and decreased $77,000 or three percent compared to third quarter 2006.

     o Non-interest income increased 16 percent or $3.0 million compared to fourth quarter 2005 and was flat compared to third quarter 2006. The increase in fourth quarter 2006 included a non-taxable net insurance claim on company-owned life insurance and an increase in earnings from private equity investments.

     o Operating expenses increased 10 percent, or $3.9 million, compared to fourth quarter 2005, but decreased one percent, or $219,000, compared to third quarter 2006. Third quarter 2006 included $2.1 million of expense related to debt extinguishment.

     o AMCORE has recently entered into a strategic arrangement with a national mortgage services leader to provide private-label loan processing and servicing support. This relationship is expected to better position the Company for future mortgage origination growth and provide more stability to mortgage earnings through economic and interest rate cycles.

    REVENUES
    --------

    Net revenues increased four percent, or $2.4 million, to $62.3 million in fourth quarter 2006 from $59.9 million during the same quarter a year ago and were flat compared to the previous quarter.

    Net interest income decreased one percent, or $560,000, to $41.1 million in fourth quarter 2006 from $41.6 million during the same quarter a year ago, and was flat compared to the third quarter 2006. The net interest margin decreased 14 basis points to 3.34 percent in fourth quarter 2006 from 3.48 percent in fourth quarter 2005, and increased one basis point compared to third quarter 2006.

    Average loans grew nine percent, or $310 million, compared to fourth quarter 2005 driven by expansion in Chicago suburban and Madison area markets and continued positive market conditions. Loan yields rose 76 basis points to 7.74 percent in fourth quarter 2006 compared to the same period a year ago and were up six basis points from third quarter 2006.

    Average bank issued deposits totaled $3.5 billion, which were essentially flat compared to a year ago and to the previous quarter. The total cost of interest-bearing bank issued deposits increased 97 basis points from fourth quarter 2005, and 17 basis points from third quarter 2006.

    Total non-interest income increased 16 percent, or $3.0 million, to $21.3 million over fourth quarter 2005 and was flat compared to third quarter 2006. The fourth quarter 2006 non-interest revenues included $1.9 million in earnings from private equity fund investments and a $1.5 million net insurance claim on company-owned life insurance, compared to $1.6 million in private equity fund earnings and no insurance claims in fourth quarter 2005. Net insurance claims on company-owned life insurance and earnings from private equity fund investments were $1.3 million and $2.2 million, respectively, in third quarter 2006.

    Investment management and trust revenues increased $633,000, or 17 percent, from fourth quarter 2005 and $201,000, or five percent, from third quarter 2006.

    Deposit-related fees and bankcard fees increased $435,000 and $378,000 or seven percent and 29 percent, respectively, when compared to fourth quarter 2005 but decreased $395,000 and $27,000 or six percent and two percent, respectively, when compared to third quarter 2006. The decline in deposit-related fees from third quarter 2006 was primarily due to seasonal factors, particularly in commercial deposit accounts.

    Mortgage banking income increased 31 percent, or $202,000, in fourth quarter 2006 compared to the same period a year ago, and increased 13 percent, or $100,000, from third quarter 2006.

    Income from company-owned life insurance increased $1.5 million when compared to fourth quarter 2005, and increased $73,000 when compared to third quarter 2006. The fourth quarter increase over the prior year period is primarily due to net insurance claims.

    Other non-interest income increased $581,000 from fourth quarter 2005 but decreased $45,000 from third quarter 2006. Earnings from private equity fund investments were $1.9 million and $2.2 million, respectively, for fourth and third quarters of 2006 and was $1.6 million in fourth quarter 2005.

                                                                          2 of 7

    OPERATING EXPENSES
    ------------------

    Total operating expenses increased 10 percent, or $3.9 million, compared to fourth quarter 2005, but decreased one percent, or $219,000, compared to third quarter 2006. The increase over the prior-year period was primarily due to increased professional fees related to compliance matters of $1.3 million and higher personnel costs of $3.0 million, including additional compliance personnel, slight increases in group medical expenses due to higher claims experience; increases in retirement expenses due to changes in actuarial assumptions, separation costs from a previously announced executive officer retirement, and the 2006 adoption of a new accounting standard for stock-based compensation expense. The recognition of stock-based compensation expense in fourth quarter 2006 was $613,000, an increase of $485,000 from the prior year period. Stock-based compensation expense in the third quarter 2006 was $444,000.

    Professional fees increased $1.3 million, or 138 percent, compared to the same quarter a year ago but decreased 19 percent, or $529,000 from third quarter 2006. The increase in professional fees from fourth quarter 2005 was primarily from continued efforts to improve compliance processes and external asset management fees for AMCORE and its customers. The decrease from the prior quarter is due to a decline in professional fees related to compliance matters.

    The efficiency ratio was 67.79 percent in the fourth quarter of 2006, compared to 63.93 percent for the same period in 2005 and 68.16 percent in the prior quarter.

    INCOME TAXES
    ------------

    Income taxes, as a percentage of pre-tax income from continuing operations, were 26.0 percent in the fourth quarter 2006, compared to 29.0 percent in the fourth quarter of 2005 and 26.4 percent in the third quarter of 2006. The decline in percent in the fourth quarter 2006, compared to fourth quarter 2005, was due to a higher proportion of non-taxable income, primarily from net insurance claims on company-owned life insurance used to fund long-term compensation expenses.

    OTHER KEY PERFORMANCE RATIOS
    ----------------------------

    Other key ratio improvements include a three basis point increase in return on average assets to 0.93 percent in fourth quarter 2006 compared to 0.90 percent during the prior-year period and a one basis point increase from 0.92 percent in the previous quarter. Return on average equity increased 62 basis points to 12.51 percent in fourth quarter 2006 compared to 11.89 percent in fourth quarter 2005 and increased 13 basis points from 12.38 percent in third quarter 2006.

    ASSET QUALITY & LOAN LOSS
    -------------------------

    The percentage of total non-performing assets to total assets was 0.64 percent at December 31, 2006, up from 0.58 percent at December 31, 2005 and 0.59 percent at September 30, 2006. Net charge-offs were $2.7 million, a decrease of $1.2 million from fourth quarter 2005 and a decrease of $77,000 from third quarter 2006. Net charge-offs were 27 basis points of average loans on an annualized basis during fourth quarter 2006, compared to 43 basis points for fourth quarter 2005 and 28 basis points for third quarter 2006.

    Provision for loan losses of $3.0 million in fourth quarter 2006 declined $1.7 million, or 36 percent, from the $4.7 million in fourth quarter 2005 and increased 5 percent, or $144,000, from third quarter 2006.

    BRANCHING UPDATE
    ----------------

    In 2006, AMCORE opened six (net) new branches including two in fourth quarter 2006 in Orland Park and, for the first time, a branch within the city limits of Chicago. The 29 (net) new branches opened since April 2001 contributed total loans of $1.74 billion and total deposits of $781.4 million at December 31, 2006.

    MORTGAGE PLATFORM UPDATE
    ------------------------

    AMCORE has entered into a strategic arrangement with a leading national mortgage services firm to provide private-label loan processing and servicing support. As part of this arrangement, AMCORE is in the process of selling its portfolio of Originated Mortgage Servicing Rights, in which the transaction will be subject to due diligence and other customary closing conditions, and expects to record a gain in the first quarter of 2007, partially offset by transaction costs. This relationship is expected to better position the Company for future mortgage origination growth and provide more stability to mortgage earnings through economic and interest rate cycles. As a result, AMCORE will be able to offer greater breadth of product, more competitive pricing to our clients and greater processing efficiencies, with a more variable cost structure for the Company. This relationship will provide AMCORE access to the resources of one of the largest market players for support of its underwriting, processing, settlement and servicing efforts, as well as access to state-of-the-art technology support, while retaining AMCORE's personal relationship-based delivery model. By combining the relative strengths of the organizations, AMCORE expects to expand its ability to serve the mortgage needs of its clients across its markets.

                                                                          3 of 7

    CAPITAL SECURITIES UPDATE
    -------------------------

    In March of 2007, $40 million of 9.35% coupon Trust Preferred Capital Securities become callable, at a premium call price. AMCORE intends to exercise the call provision for these securities at the earliest possible time, subject to the receipt of regulatory approval, and will likely replace this capital funding instrument at then-current market rates. The cost of this call provision, including expensing the unamortized issuance expense, will approximate $2.3 million.

    BUY-BACK UPDATE
    ---------------

    During fourth quarter, 576,000 shares were repurchased at an average price of $31.24, primarily in connection with the Company's stock buy-back program. For the full year of 2006, 1.4 million shares were repurchased at an average cost of $30.58.

    AMCORE Financial, Inc. is headquartered in Northern Illinois and has banking assets of $5.3 billion with 78 locations in Illinois and Wisconsin. AMCORE provides a full range of consumer and commercial banking services, a variety of mortgage lending products and wealth management services including trust, brokerage, private banking, financial planning, investment management, insurance and comprehensive retirement plan services.

    This news release contains, and our periodic filings with the Securities and Exchange Commission and written or oral statements made by the Company's officers and directors to the press, potential investors, securities analysts and others will contain, forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of AMCORE. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements are based upon beliefs and assumptions of AMCORE's management and on information currently available to such management. The use of the words "believe", "expect", "anticipate", "plan", "estimate", "should", "may", "will" or similar expressions identify forward-looking statements. Forward-looking statements speak only as of the date they are made, and AMCORE undertakes no obligation to update publicly any forward-looking statements in light of new information or future events.

    Contemplated, projected, forecasted or estimated results in such forward-looking statements involve certain inherent risks and uncertainties. A number of factors - many of which are beyond the ability of the Company to control or predict - could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following possibilities: (I) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the formation of new products by new or existing competitors; (II) adverse state, local and federal legislation and regulation or adverse findings or rulings made by local, state or federal regulators or agencies regarding AMCORE and its operations ; (III) failure to obtain new customers and retain existing customers; (IV) inability to carry out marketing and/or expansion plans; (V) ability to attract and retain key executives or personnel; (VI) changes in interest rates including the effect of prepayment; (VII) general economic and business conditions which are less favorable than expected; (VIII) equity and fixed income market fluctuations; (IX) unanticipated changes in industry trends;
(X) unanticipated changes in credit quality and risk factors; (XI) success in gaining regulatory approvals when required; (XII) changes in Federal Reserve Board monetary policies; (XIII) unexpected outcomes on existing or new litigation in which AMCORE, its subsidiaries, officers, directors or employees are named defendants; (XIV) technological changes; (XV) changes in U.S. generally accepted accounting principles; (XVI) changes in assumptions or conditions affecting the application of "critical accounting estimates"; (XVII) inability of third-party vendors to perform critical services for the Company or its customers; (XVIII) disruption of operations caused by the conversion and installation of data processing systems, and (XIX) zoning restrictions or other limitations at the local level, which could prevent limited branch offices from transitioning to full-service facilities.

    AMCORE common stock is listed on The NASDAQ Stock Market under the symbol "AMFI." Further information about AMCORE Financial, Inc. can be found at the Company's website at www.AMCORE.com.

                                                                          4 of 7

                             AMCORE FINANCIAL, INC.
                         CONSOLIDATED FINANCIAL SUMMARY
                                   (Unaudited)

                                          4TH QTR.     3RD QTR.     2ND QTR.     1ST QTR.     4TH QTR.
($ in 000's except per share data)          2006         2006         2006         2006         2005
--------------------------------------   ----------   ----------   ----------   ----------   ----------
SHARE DATA
Diluted earnings per share:
     Income from continuing operations   $     0.53   $     0.51   $     0.46   $     0.42   $     0.48
     Net income                          $     0.54   $     0.51   $     0.46   $     0.42   $     0.32
Cash dividends                           $    0.185   $    0.185   $    0.185   $    0.185   $     0.17
Book value                               $    16.81   $    16.73   $    16.06   $    16.14   $    16.06
Average diluted shares outstanding           24,052       24,477       24,758       24,956       25,109
Ending shares outstanding                    23,792       24,277       24,581       24,826       24,811

INCOME STATEMENT

Total Interest Income                    $   88,090   $   87,525   $   83,567   $   79,994   $   77,061
Total Interest Expense                       47,032       46,375       42,247       38,564       35,443
                                         ----------   ----------   ----------   ----------   ----------
Net interest income                          41,058       41,150       41,320       41,430       41,618

Provision for loan losses                     3,007        2,863        2,250        2,000        4,730

Non-interest income:
     Investment management & trust            4,383        4,182        3,970        3,665        3,750
     Service charges on deposits              6,536        6,931        6,605        5,550        6,101
     Mortgage banking                           862          762        1,061        1,232          660
     Company owned life insurance             2,943        2,870        1,149          929        1,468
     Brokerage commission                       821          700          744          881          767
     Bankcard fee income                      1,663        1,690        1,515        1,357        1,285
     Gain on sale of loans                      150          116          149          161          406
     Net security gain                           42            -            -          225          592
     Other                                    3,864        3,909        2,273        1,699        3,283
                                         ----------   ----------   ----------   ----------   ----------
Total non-interest income                    21,264       21,160       17,466       15,699       18,312

Operating expenses:
     Personnel costs                         25,245       23,274       24,315       25,056       22,239
     Net occupancy & equipment                5,581        5,533        4,892        4,885        6,122
     Data processing                            779          674          790          755          660
     Professional fees                        2,214        2,743        2,655        1,705          932
     Communication                            1,231        1,379        1,220        1,258        1,235
     Advertising & business
      development                             2,059        1,789        1,838        1,723        1,638
     Other                                    5,140        7,076        4,548        5,008        5,487
                                         ----------   ----------   ----------   ----------   ----------
Total operating expenses                     42,249       42,468       40,258       40,390       38,313
                                         ----------   ----------   ----------   ----------   ----------

Income from continuing operations
 before income taxes                         17,066       16,979       16,278       14,739       16,887
     Income taxes                             4,437        4,474        4,844        4,280        4,897
                                         ----------   ----------   ----------   ----------   ----------
Income from continuing operations            12,629       12,505       11,434       10,459       11,990
                                         ----------   ----------   ----------   ----------   ----------
Discontinued operations (1):
     Loss from discontinued
      operations                                  -            -          (18)        (113)        (677)
     Income tax (benefit) expense              (328)           -           (7)         (44)       3,162
                                         ----------   ----------   ----------   ----------   ----------
     Income (loss) from
      discontinued operations                   328            -          (11)         (69)      (3,839)
                                         ----------   ----------   ----------   ----------   ----------
Net Income                               $   12,957   $   12,505   $   11,423   $   10,390   $    8,151
                                         ==========   ==========   ==========   ==========   ==========


                                                                        YEAR-TO-DATE
                                           4Q/3Q       4Q 06/05    -----------------------     06/05
($ in 000's except per share data)        INC(Dec)     INC(Dec)       2006         2005       INC(Dec)
--------------------------------------   ----------   ----------   ----------   ----------   ----------
SHARE DATA
Diluted earnings per share:
     Income from continuing operations            4%          11%  $     1.91   $     1.91            0%
     Net income                                   6%          69%  $     1.92   $     1.79            7%
Cash dividends                                    0%           9%  $     0.74   $     0.68            9%
Book value                                        0%           5%  $    16.81   $    16.06            5%
Average diluted shares outstanding               (2)%         (4)%     24,562       25,087           (2)%
Ending shares outstanding                        (2)%         (4)%     23,792       24,811           (4)%

INCOME STATEMENT

Total Interest Income                             1%          14%  $  339,176   $  280,609           21%
Total Interest Expense                            1%          33%     174,218      118,975           46%
                                         ----------   ----------   ----------   ----------   ----------
Net interest income                              (0)%         (1)%    164,958      161,634            2%

Provision for loan losses                         5%         (36)%     10,120       15,194          (33)%

Non-interest income:
     Investment management & trust                5%          17%      16,200       15,095            7%
     Service charges on deposits                 (6)%          7%      25,622       23,545            9%
     Mortgage banking                            13%          31%       3,917        4,071           (4)%
     Company owned life insurance                 3%         100%       7,891        5,415           46%
     Brokerage commission                        17%           7%       3,146        2,819           12%
     Bankcard fee income                         (2)%         29%       6,225        4,882           28%
     Gain on sale of loans                       29%         (63)%        576          864          (33)%
     Net security gain                            0%         (93)%        267          995          (73)%
     Other                                       (1)%         18%      11,745        8,727           35%
                                         ----------   ----------   ----------   ----------   ----------
Total non-interest income                         0%          16%      75,589       66,413           14%

Operating expenses:
     Personnel costs                              8%          14%      97,890       86,299           13%
     Net occupancy & equipment                    1%          (9)%     20,891       21,817           (4)%
     Data processing                             16%          18%       2,998        2,360           27%
     Professional fees                          (19)%        138%       9,317        4,002          133%
     Communication                              (11)%         (0)%      5,088        4,716            8%
     Advertising & business
      development                                15%          26%       7,409        6,530           13%
     Other                                      (27)%         (6)%     21,772       19,641           11%
                                         ----------   ----------   ----------   ----------   ----------
Total operating expenses                         (1)%         10%     165,365      145,365           14%
                                         ----------   ----------   ----------   ----------   ----------

Income from continuing operations
 before income taxes                              1%           1%      65,062       67,488           (4)%
     Income taxes                                (1)%         (9)%     18,035       19,501           (8)%
                                         ----------   ----------   ----------   ----------   ----------
Income from continuing operations                 1%           5%      47,027       47,987           (2)%
                                         ----------   ----------   ----------   ----------   ----------
Discontinued operations (1):
     Loss from discontinued
      operations                                N/M          N/M         (131)         707          N/M
     Income tax (benefit) expense               N/M          N/M         (379)       3,753          N/M
                                         ----------   ----------   ----------   ----------   ----------
     Income (loss) from
      discontinued operations                   N/M          N/M          248       (3,046)         N/M
                                         ----------   ----------   ----------   ----------   ----------
Net Income                                        4%          59%  $   47,275   $   44,941            5%
                                         ==========   ==========   ==========   ==========   ==========

                                                                          5 of 7

                                          4TH QTR.     3RD QTR.     2ND QTR.     1ST QTR.     4TH QTR.
KEY RATIOS AND DATA                         2006         2006         2006         2006         2005
--------------------------------------   ----------   ----------   ----------   ----------   ----------
Net interest margin (FTE)                      3.34%        3.33%        3.40%        3.44%        3.48%

Return on average assets (2)                   0.93%        0.92%        0.86%        0.79%        0.90%
Return on average equity (2)                  12.51%       12.38%       11.52%       10.60%       11.89%
Efficiency ratio (2)                          67.79%       68.16%       68.48%       70.70%       63.93%
Equity/assets (end of period)                  7.56%        7.46%        7.28%        7.49%        7.46%

Allowance to loans (end of period)             1.04%        1.03%        1.05%        1.08%        1.10%
Allowance to non-accrual loans               136.16%      140.36%      165.29%      181.28%      187.99%
Allowance to non-performing loans            126.42%      134.93%      139.79%      158.69%      134.90%
Non-accrual loans to loans                     0.76%        0.73%        0.63%        0.60%        0.58%
Non-performing assets to total assets          0.64%        0.59%        0.57%        0.49%        0.58%

(in millions)
Total assets under administration        $    2,671   $    2,627   $    2,532   $    2,651   $    2,570
Mortgage loans closed                    $       84   $      111   $      120   $       80   $      110
Mortgage servicing rights, net           $     14.3   $     14.2   $     13.9   $     13.5   $     13.3
Percentage of mortgage loans serviced          0.97%        0.98%        0.98%        0.91%        0.97%


                                           BASIS        BASIS           YEAR-TO-DATE           BASIS
                                           POINT        POINT      -----------------------     POINT
KEY RATIOS AND DATA                        CHANGE       CHANGE        2006         2005        CHANGE
--------------------------------------   ----------   ----------   ----------   ----------   ----------
Net interest margin (FTE)                         1          (14)        3.38%        3.51%         (13)

Return on average assets (2)                      1            3         0.88%        0.94%          (6)
Return on average equity (2)                     13           62        11.76%       12.18%         (42)
Efficiency ratio (2)                            (37)         386        68.75%       63.74%         501
Equity/assets (end of period)                    10           10

Allowance to loans (end of period)                1           (6)
Allowance to non-accrual loans                   (4)         (52)
Allowance to non-performing loans                (9)          (8)
Non-accrual loans to loans                        3           18
Non-performing assets to total assets             5            6

(in millions)
Total assets under administration                 2%           4%
Mortgage loans closed                           (24)%        (24)%
Mortgage servicing rights, net                    1%           8%
Percentage of mortgage loans serviced            (1)           0

N/M = not meaningful
(1)  4th Quarter 2005 includes loss on disposal of IMG of $3.814 million
(2)  Ratios from continuing operations

                                                                          6 of 7

                             AMCORE FINANCIAL, INC.
                                   (Unaudited)

                                      4th Qtr.         3rd Qtr.          2nd Qtr.        1st Qtr.
($ in 000's)                            2006             2006             2006             2006
---------------------------------  -------------    -------------    -------------    -------------
AVERAGE BALANCE SHEET
ASSETS:
Investment securities              $   1,037,355    $   1,105,999    $   1,145,757    $   1,196,106
Short-term investments                     7,672            6,005            6,570            8,054
Loans held for sale                       14,983           27,036           26,420           22,969
Loans: Commercial                        806,679          820,647          832,541          811,689
       Commercial real estate          2,322,050        2,269,703        2,190,746        2,160,772
       Residential real estate           506,514          495,917          479,585          473,992
       Consumer                          311,643          317,455          317,362          312,801
                                   -------------    -------------    -------------    -------------
     Total loans                   $   3,946,886    $   3,903,722    $   3,820,234    $   3,759,254
                                   -------------    -------------    -------------    -------------
     Total earning assets          $   5,006,896    $   5,042,762    $   4,998,981    $   4,986,383

Allowance for loan losses                (41,917)         (41,503)         (41,532)         (42,710)
Other non-earning assets                 409,788          403,450          398,946          396,763
                                   -------------    -------------    -------------    -------------
     Total assets                  $   5,374,767    $   5,404,709    $   5,356,395    $   5,340,436
                                   =============    =============    =============    =============
LIABILITIES AND
 STOCKHOLDERS' EQUITY:
Non interest bearing deposits      $     504,960    $     484,502    $     486,103    $     473,174
Interest bearing deposits              1,760,241        1,716,174        1,779,003        1,831,169
Time deposits                          1,217,385        1,246,157        1,237,080        1,200,419
                                   -------------    -------------    -------------    -------------
     Total bank issued deposits    $   3,482,586    $   3,446,833    $   3,502,186    $   3,504,762
                                   -------------    -------------    -------------    -------------
Wholesale deposits                       807,470          790,629          703,222          660,102
Short-term borrowings                    286,422          327,337          349,648          530,751
Long-term borrowings                     328,591          372,472          340,833          175,999
                                   -------------    -------------    -------------    -------------
     Total wholesale funding       $   1,422,483    $   1,490,438    $   1,393,703    $   1,366,852
                                   -------------    -------------    -------------    -------------
     Total interest
       bearing liabilities             4,400,109        4,452,769        4,409,786        4,398,440
                                   -------------    -------------    -------------    -------------
Other liabilities                         69,290           66,608           62,286           68,629
                                   -------------    -------------    -------------    -------------
     Total liabilities             $   4,974,359    $   5,003,879    $   4,958,175    $   4,940,243
                                   -------------    -------------    -------------    -------------
Stockholders' equity                     412,003          420,177          418,307          414,482
Other comprehensive loss                 (11,595)         (19,347)         (20,087)         (14,289)
                                   -------------    -------------    -------------    -------------
     Total stockholders' equity          400,408          400,830          398,220          400,193
                                   -------------    -------------    -------------    -------------
     Total liabilities &
      stockholders' equity         $   5,374,767    $   5,404,709    $   5,356,395    $   5,340,436
                                   =============    =============    =============    =============

CREDIT QUALITY
Ending allowance for loan losses   $      40,913    $      40,626    $      40,560    $      40,733
Net charge-offs                            2,720            2,797            2,423            2,023
Net charge-offs to avg loans
(annualized)                                0.27%            0.28%            0.25%            0.22%
Non-performing assets:
   Non-accrual loans               $      30,048    $      28,945    $      24,539    $      22,470
   Loans 90 days past due & still
    accruing                               2,315            1,164            4,476            3,198
                                   -------------    -------------    -------------    -------------
     Total non-performing loans           32,363           30,109           29,015           25,668
   Foreclosed real estate                  1,247            1,540            1,025              341
   Other foreclosed assets                   317              483              681              166
                                   -------------    -------------    -------------    -------------
     Total non-performing assets   $      33,927    $      32,132    $      30,721    $      26,175
                                   =============    =============    =============    =============
YIELD AND RATE ANALYSIS
ASSETS:
Investment securities (FTE)                 4.54%            4.55%            4.52%            4.56%
Short-term investments                      5.66%            5.73%            5.31%            4.87%
Loans held for sale                         5.61%            5.70%            5.16%            4.93%
Loans: Commercial                           8.08%            8.12%            7.87%            7.59%
       Commercial real estate               7.83%            7.75%            7.56%            7.30%
       Residential real estate              7.00%            6.97%            6.78%            6.57%
       Consumer                             7.41%            7.16%            6.95%            6.79%
     Total loans (FTE)                      7.74%            7.68%            7.48%            7.23%
     Total interest earning
      assets (FTE)                          7.07%            6.98%            6.79%            6.58%
LIABILITIES:
Interest bearing deposits                   3.18%            3.05%            2.82%            2.64%
Time deposits                               4.57%            4.31%            3.98%            3.62%
                                   -------------    -------------    -------------    -------------
     Total bank issued deposits             3.75%            3.58%            3.30%            3.03%
                                   -------------    -------------    -------------    -------------
Wholesale deposits                          5.10%            4.98%            4.70%            4.43%
Short-term borrowings                       5.10%            4.92%            4.72%            4.46%
Long-term borrowings                        5.86%            6.04%            6.03%            6.64%
                                   -------------    -------------    -------------    -------------
     Total wholesale funding                5.27%            5.23%            5.03%            4.73%
                                   -------------    -------------    -------------    -------------
     Total interest bearing
      liabilities                           4.24%            4.13%            3.84%            3.56%
                                   =============    =============    =============    =============
Net interest spread                         2.83%            2.85%            2.95%            3.02%
Net interest margin (FTE)                   3.34%            3.33%            3.40%            3.44%
                                   =============    =============    =============    =============
FTE adjustment (000's)             $         974    $       1,054    $       1,070    $       1,092


                                     4th Qtr.           4Q/3Q          4Q 06/05          Ending
                                       2005           Incr(Decr)       Inc(Dec)         Balances
                                   -------------    -------------    -------------    -------------
AVERAGE BALANCE SHEET
ASSETS:
Investment securities              $   1,212,248               (6)%            (14)%  $     899,833
Short-term investments                    10,869               28%             (29)%          3,476
Loans held for sale                       28,916              (45)%            (48)%         13,818
Loans: Commercial                        814,865               (2)%             (1)%        798,168
       Commercial real estate          2,046,238                2%              13%       2,347,192
       Residential real estate           461,417                2%              10%         493,500
       Consumer                          314,594               (2)%             (1)%        307,691
                                   -------------    -------------    -------------    -------------
     Total loans                   $   3,637,114                1%               9%   $   3,946,551
                                   -------------    -------------    -------------    -------------
     Total earning assets          $   4,889,147               (1)%              2%   $   4,863,678

Allowance for loan losses                (42,136)               1%              (1)%        (40,913)
Other non-earning assets                 420,275                2%              (2)%        469,618
                                   -------------    -------------    -------------    -------------
     Total assets                  $   5,267,286               (1)%              2%   $   5,292,383
                                   =============    =============    =============    =============
LIABILITIES AND
 STOCKHOLDERS' EQUITY:
Non interest bearing deposits      $     494,805                4%               2%   $     543,070
Interest bearing deposits              1,848,342                3%              (5)%      1,801,335
Time deposits                          1,189,046               (2)%              2%       1,204,908
                                   -------------    -------------    -------------    -------------
     Total bank issued deposits    $   3,532,193                1%              (1)%  $   3,549,313
                                   -------------    -------------    -------------    -------------
Wholesale deposits                       613,530                2%              32%         796,869
Short-term borrowings                    484,465              (12)%            (41)%        136,747
Long-term borrowings                     172,117              (12)%             91%         342,012
                                   -------------    -------------    -------------    -------------
     Total wholesale funding       $   1,270,112               (5)%             12%   $   1,275,628
                                   -------------    -------------    -------------    -------------
     Total interest
       bearing liabilities             4,307,500               (1)%              2%       4,281,871
                                   -------------    -------------    -------------    -------------
Other liabilities                         64,893                4%               7%          67,396
                                   -------------    -------------    -------------    -------------
     Total liabilities             $   4,867,198               (1)%              2%   $   4,892,337
                                   -------------    -------------    -------------    -------------
Stockholders' equity                     411,583               (2)%              0%         411,015
Other comprehensive loss                 (11,495)             (40)%              1%         (10,969)
                                   -------------    -------------    -------------    -------------
     Total stockholders' equity          400,088               (0)%              0%         400,046
                                   -------------    -------------    -------------    -------------
     Total liabilities &
      stockholders' equity         $   5,267,286               (1)%              2%   $   5,292,383
                                   =============    =============    =============    =============

CREDIT QUALITY
Ending allowance for loan losses   $      40,756                1%               0%
Net charge-offs                            3,949               (3)%            (31)%
Net charge-offs to avg loans
(annualized)                                0.43%              (4)%            (37)%
Non-performing assets:
   Non-accrual loans               $      21,680                4%              39%
   Loans 90 days past due & still
    accruing                               8,533               99%             (73)%
                                   -------------    -------------    -------------
     Total non-performing loans           30,213                7%               7%
   Foreclosed real estate                    621              (19)%            101%
   Other foreclosed assets                   151              (34)%            110%
                                   -------------    -------------    -------------
     Total non-performing assets   $      30,985                6%               9%
                                   =============    =============    =============
YIELD AND RATE ANALYSIS
ASSETS:
Investment securities (FTE)                 4.57%
Short-term investments                      4.15%
Loans held for sale                         3.90%
Loans: Commercial                           7.11%
       Commercial real estate               7.09%
       Residential real estate              6.43%
       Consumer                             6.78%
     Total loans (FTE)                      6.98%
     Total interest earning
      assets (FTE)                          6.36%
LIABILITIES:
Interest bearing deposits                   2.41%
Time deposits                               3.35%
                                   -------------
     Total bank issued deposits             2.78%
                                   -------------
Wholesale deposits                          4.16%
Short-term borrowings                       4.05%
Long-term borrowings                        6.44%
                                   -------------
     Total wholesale funding                4.42%
                                   -------------
     Total interest bearing
      liabilities                           3.26%
                                   =============
Net interest spread                         3.10%
Net interest margin (FTE)                   3.48%
                                   =============
FTE adjustment (000's)             $       1,181

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